Exhibit 99.1

News Release

Contacts:                 Select Water Solutions

Garrett Williams – VP, Corporate Finance & Investor Relations

(713) 296-1010

IR@selectwater.com

Dennard Lascar Investor Relations

Ken Dennard / Natalie Hairston

(713) 529-6600

WTTR@dennardlascar.com

Select Water Solutions, Inc. Announces Pricing of Upsized $900 Million of 7.625% Senior Notes Due 2034

Gainesville, TX – October 14, 2026 – Select Water Solutions, Inc. (NYSE: WTTR) (“Select,” “we” or “our”) announced today that its subsidiary Select Water Holdings LLC (the “Issuer”) has priced its previously announced offer (the “Notes Offering”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers of $900 million aggregate principal amount of 7.625% Senior Notes due 2034 (the “Notes”). The Notes Offering was upsized from an initial offering amount of $800 million. The Notes mature on November 1, 2034 and pay interest at the rate of 7.625% per year, payable on May 1 and November 1 of each year. The first interest payment on the Notes will be made on May 1, 2027. The Notes were priced at par. The Notes will be guaranteed, jointly and severally, on a senior unsecured basis by the Issuer’s existing subsidiaries that are borrowers or guarantors under its revolving credit facility and future restricted subsidiaries that guarantee certain indebtedness of the Issuer or a guarantor under any credit facility. This offering is expected to close on October 21, 2026, subject to customary closing conditions.

The Issuer intends to use the net proceeds from this offering, together with cash on hand, (i) to fund a portion of the cash consideration for the previously announced acquisition of Pilot Water Solutions LLC (“Pilot Water” and such acquisition, the “Pilot Water Acquisition”), (ii) to repay the outstanding obligations under our term loan facility in full and repay any outstanding loans (together with accrued and unpaid interest thereon) under our existing revolving credit facility, (iii) to pay the fees, premiums, expenses and costs incurred in connection with the foregoing and the transactions related thereto and (iv) for general corporate purposes and working capital. This offering is not contingent on the consummation of the Pilot Water Acquisition.

If (i) the Pilot Water Acquisition has not been completed on or prior to March 1, 2027 (or such later date as the outside date under the Pilot Water Acquisition agreement shall be extended by agreement of the parties thereto) (the “Outside Date”) or (ii) prior to the Outside Date, the Issuer notifies U.S. Bank Trust Company, National Association, the trustee of the Notes, that the Pilot Water Acquisition agreement has been terminated without the closing thereunder or that the Issuer will not pursue the consummation of the Pilot Water Acquisition, the Issuer will be required to redeem an aggregate principal amount of Notes equal to the principal amount of Notes issued in this offering less $450 million, at a redemption price equal to 100% of the issue price of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and, unless so registered, the Notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuer plans to offer and sell the Notes only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside of the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

About Select Water Solutions, Inc.

Select is a leading provider of sustainable water and chemical solutions to the energy industry. These solutions are supported by Select’s critical water infrastructure assets, chemical manufacturing and water treatment and recycling capabilities.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as "could," "believe," "anticipate," "expect," "intend," "project," "will," "estimates," "preliminary," "forecast" and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements about the Pilot Water Acquisition and statements regarding the Notes Offering and the use of proceeds therefrom. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include the risks and other factors discussed or referenced in the "Risk Factors" section of our most recent Annual Report on Form 10-K and those set forth from time to time in our other filings with the Securities and Exchange Commission. Investors should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

No Offer or Solicitation

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

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